Exhibit 99.1

August 12, 2022

FOR IMMEDIATE RELEASE

Mobivity Announces Second Quarter 2022 Financial Results

PHOENIX, AZ – August 15, 2022 – Mobivity Holdings Corp. (OTCQB:MFON), maker of the award-winning Recurrency platform that increases customer engagement through mobile messaging and personalized digital offers, and drives digital transformation for brands, today announced financial results for the second quarter (“Q2”) ending June 30, 2022.

Second Quarter 2022 Financial Highlights

●	Revenues of $1.90 million compared to $2.8 million in Q2 2021.
●	Gross margin of 36% compared to 54% in Q2 2021. The decrease in gross margin was primarily due to the restructuring of the aforementioned large customer contract.
●	Operating expenses reduced 16% to $2.4 million versus to $2.9 million in Q2 2021.
●	Net loss was $2.0 million compared to a net loss of $1.4 million in Q2 2021.
●	Cash and cash equivalents totaled $1.1 million compared to $1.8 million in Q2 of 2021.
●	Adjusted EBITDA, excluding certain non-cash expenses, was ($1.1) million compared to ($950,000) in Q2 2021.

Second Quarter 2022 Business Highlights

●	Appointed veteran digital media executive, Ben Weinberger, to Board of Directors.
●	Launched new Connected Rewards solution including an industry first gamer acquisition campaign through SMS text messaging.
●	Began partnership to expand reach to over 65,000 fuel locations for Connected Reward programs.
●	Expanded gaming partner pipeline including two leading advertising networks and two additional game publishers.
●	Selected by United Dairy Farmers to launch its text club across all locations to engage with guests and increase enrollment of its U-Drive loyalty program.

Dennis Becker, Mobivity Chairman and CEO, commented, “During the second quarter we advanced our new solution, ‘Connected Rewards’ with the addition of several new restaurant brands and grew our pipeline of additional restaurants and convenience brands that are scheduled to launch in the third quarter. In addition, we are attracting new partnerships with advertising networks focused on the gaming industry that will leverage our platform to build new campaigns and deliver rewards to consumers. Several of these partners will be launching campaigns in the third quarter. Our business model is centered around leveraging the network effect of our platform. We are increasingly encouraged by the opportunities we are pursuing and believe that the impact of our efforts will become increasingly evident in our top line as we launch new and scale existing Connected Rewards programs.”

Consolidated Financial Summaries

(In thousands)	Three months ended June 30,				Six months ended June 30,
	2022	2021	$$	%	2022	2021	$$	%
Revenue	$1,867	$2,793	($926)	-33%	$3,897	$5,250	($1,354)	-26%
Gross profit	$664	$1,521	($856)	-56%	$1,519	$2,936	($1,417)	-48%
Gross margin	36%	54%		-35%	39%	56%		-30%
Operating Expenses	$2,448	$2,927	($479)	-16%	$5,080	$6,003	($924)	-15%
Income (loss) from Operations	($1,784)	($1,406)	($378)	-27%	($3,561)	($3,067)	($494)	-16%
Net income (loss)	($1,951)	($1,433)	($519)	-36%	($3,885)	($3,126)	($759)	-24%
Adjusted EBITDA *	($1,145)	($950)	($195)	-21%	($2,509)	($2,224)	($285)	-13%

Conference Call

Mobivity will host a conference call at 4:30 p.m. ET on August 15, 2022.

Date:	Monday, August 15, 2021
Time:	4:30 P.M. Eastern Time (ET)
U.S. Callers:	1-855-327-6837
International Callers:	1-631-891-4304
Conference ID:	10020050

The call will also be accompanied live by webcast over the Internet and accessible at  https://viavid.webcasts.com/starthere.jsp?ei=1563367&tp_key=a86ddc2cea.

Participating on the call will be Mobivity’s Chairman and Chief Executive Officer, Dennis Becker, and Chief Financial Officer, Lisa Brennan. To join the live conference call, please dial in to the above referenced telephone numbers five to ten minutes prior to the scheduled conference call time.

A replay will be available for two weeks starting on May 13, 2021 at approximately 7:30 P.M. ET. To access the replay, please dial 1-844-512-2921 in the U.S. and 1-412-317-6671 for international callers. The conference ID# is 21994184. The replay will also be available on the Company’s website under the investor relations section.

3133 West Frye Road, Suite 215, Chandler, AZ 85226

Non-GAAP Measurements

This press release includes certain financial information which constitutes "non-GAAP financial measures" as defined by the SEC. A full reconciliation of the non-GAAP measures to GAAP can be found in the tables of today's press release. Non-GAAP adjusted net income is supplemental to results presented under accounting principles generally accepted in the United States of America ("GAAP") and may not be comparable to similarly titled measures presented by other companies. These non-GAAP measures are used by management to facilitate period-to-period comparisons and analysis of Mobivity's operating performance and liquidity. Management believes these non-GAAP measures are useful to investors in trending, analyzing and benchmarking the performance and value of Mobivity's business. These non-GAAP measures should be considered in addition to, but not as a substitute for, other similar measures reported in accordance with GAAP.

About Mobivity

Brick and mortar stores struggle to manage customer connections in a digital world. Mobivity provides a platform to connect national restaurants, retailers, personal care brands, and their partners with customers to increase retention, visits, and spend. Mobivity’s Recurrency platform increases customer engagement and frequency by capturing detailed POS transaction data, analyzing customer habits, and motivating customers and employees through data-driven messaging applications and rewards. For more information about Mobivity, visit mobivity.com or call (877) 282-7660.

# # #

Forward Looking Statement

This press release contains forward-looking statements concerning Mobivity Holdings Corp. within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those forward-looking statements include statements regarding the benefits of recent additions to the Company’s management team; the Company’s expectations for the growth of the Company's operations and revenue; and the advantages and growth prospects of the mobile marketing industry. Such statements are subject to certain risks and uncertainties, and actual circumstances, events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to, our ability to successfully integrate our recent additions to management; our ability to develop the sales force required to achieve our development and revenue goals; our ability to raise additional working capital as and when needed; changes in the laws and regulations affecting the mobile marketing industry and those other risks set forth in Mobivity Holdings Corp.'s annual report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 30, 2022 and subsequently filed quarterly reports on Form 10-Q. Mobivity Holdings Corp. cautions readers not to place undue reliance on any forward-looking statements. Mobivity Holdings Corp. does not undertake, and specifically disclaims any obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

Investor Relations Contact:

Lisa Brennan • Chief Financial Officer, Mobivity
(877) 282-7660

Brett Maas • Managing Partner, Hayden IR
brett@haydenir.com • (646) 536-7331

3133 West Frye Road, Suite 215, Chandler, AZ 85226

	June 30,	December 31,
	2022	2021
	(Unaudited)	(Audited)
ASSETS
Current assets
Cash	$1,091,460	$735,424
Accounts receivable, net of allowance for doubtful accounts of $46,512 and $56,340, respectively	828,170	578,303
Other current assets	353,694	227,458
Total current assets	2,273,324	1,541,185
Goodwill	411,183	411,183
Right to use lease assets	1,081,388	1,187,537
Intangible assets, net	907,982	1,124,720
Other assets	153,572	173,325
TOTAL ASSETS	$4,827,449	$4,437,950
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Accounts payable	$3,604,508	$3,823,909
Accrued interest	444,135	172,239
Accrued and deferred personnel compensation	178,210	495,533
Deferred revenue and customer deposits	302,979	377,170
Related party notes payable	1,181,250	819,531
Notes payable, net - current maturities	41,560	69,052
Operating lease liability	240,064	229,240
Other current liabilities	—	9,071
Total current liabilities	5,992,706	5,995,745

Non-current liabilities
Related party notes payable, net - long term	2,633,032	2,498,711
Notes payable, net - long term	49,373	39,086
Operating lease liability	1,065,155	1,188,589
Total non-current liabilities	3,747,560	3,726,386
Total liabilities	9,740,266	9,722,131

Stockholders' equity (deficit)
Common stock, $0.001 par value; 100,000,000 shares authorized; 59,661,385 and 55,410,695, shares issued and outstanding	59,661	55,411
Equity payable	100,862	100,862
Additional paid-in capital	106,699,502	102,446,921
Accumulated other comprehensive income (loss)	(52,722)	(52,088)
Accumulated deficit	(111,720,120)	(107,835,287)
Total stockholders' equity (deficit)	(4,912,817)	(5,284,181)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$4,827,449	$4,437,950

3133 West Frye Road, Suite 215, Chandler, AZ 85226

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenues
Revenues	$1,867,162	$2,792,828	$3,896,731	$5,250,418
Cost of revenues	1,202,749	1,272,141	$2,377,697	2,313,936
Gross profit	664,413	1,520,687	1,519,034	2,936,482

Operating expenses
General and administrative	897,984	957,400	2,105,160	2,246,770
Sales and marketing	566,270	1,111,693	1,163,771	2,008,443
Engineering, research, and development	873,836	674,035	1,576,059	1,397,985
Goodwill impairment	—	—	—	—
Impairment of intangible asset	—	—	—	8,286
Depreciation and amortization	110,421	183,584	234,733	341,811
Total operating expenses	2,448,511	2,926,712	5,079,723	6,003,295

Loss from operations	(1,784,098)	(1,406,025)	(3,560,689)	(3,066,813)

Other income/(expense)
Interest income	—	—	—	5
Interest expense	(167,126)	(23,867)	(326,953)	(56,383)
Loss on disposal of fixed assets	—	(880)	—	(880)
Foreign currency gain (loss)	(510)	(1,774)	2,809	(2,248)
Total other income/(expense)	(167,636)	(26,521)	(324,144)	(59,506)
Loss before income taxes	(1,951,734)	(1,432,546)	(3,884,833)	(3,126,319)
Income tax expense	—	—	—	—
Net loss per share:	(1,951,734)	(1,432,546)	(3,884,833)	(3,126,319)
Other comprehensive loss, net of income tax
Foreign currency translation adjustments	12,261	(9,241)	(634)	(18,919)
Comprehensive loss	$(1,939,473)	$(1,441,787)	$(3,885,467)	$(3,145,238)
Net loss per share:
Basic and Diluted	$(0.03)	$(0.03)	$(0.07)	$(0.06)
Diluted	(0.03)	(0.03)	(0.07)	(0.07)
Basic and Diluted	58,602,319	55,410,695	57,921,596	55,410,695
Diluted	69,318,348	41,435,084	57,921,596	46,500,353

3133 West Frye Road, Suite 215, Chandler, AZ 85226